UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 6, 2020, the Board of Directors (the “Board”) of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP, a publicly traded Delaware limited partnership (“CrossAmerica” or the “Partnership”) approved a bonus compensation policy for its executive officers applicable to 2020.

2020 Performance-Based Bonus Compensation Policy

The 2020 Performance-Based Bonus Compensation Policy (the “Policy”) applies to the named executive officers (NEOs) of the General Partner, who will be eligible to receive a bonus award up to the following percentages of their respective 2020 base compensation:

President and CEO	100% of 2020 base compensation
Interim Chief Financial Officer	35% of 2020 base compensation
Executive Vice President of Wholesale	75% of 2020 base compensation

The Board expects to determine the actual awards on or before the date of the filing of the Partnership’s 2020 Form 10-K, based on the targets set forth below. Any award recipient must be employed with affiliates of the General Partner at the time of payment of the bonus award to be eligible.

The bonus awards will be paid as follows:

•	the first $25,000 in cash; and
•

thereafter 50% in cash and 50% in fully vested common units representing limited partner interests in the Partnership, provided however, that CrossAmerica may elect, at the time of payment and in its sole discretion, to pay the full bonus award in cash.

The following targets represent in the aggregate 100% of the available bonus awards (“total target bonus”) for each individual and are weighted as indicated:

•	Adjusted EBITDA (“EBITDA Target Bonus”) – weighted at 35% of total target bonus:
o	Will be calculated based on the Adjusted EBITDA target (the “EBIDTA Target”) for 2020 as determined by the Board;
o	Will be paid as follows:
▪	Up to 91% of the EBITDA Target, no EBITDA Target Bonus is earned.
▪

At and above 91% of the EBITDA Target, 75% of the EBITDA Target Bonus will be earned, and a sliding scale will be used up to 100% of the EBITDA Target, at which point 100% of EBITDA Target Bonus is earned.

•	Distributable Cash Flow per unit (“DCF Target Bonus”) – weighted at 15% of total target bonus:
o	Will be calculated based on a DCF minimum and maximum target for 2020 (the “DCF Minimum Target” and the “DCF Maximum Target”) to be established by the Board;
o	Will be paid as follows:
▪	Below the DCF Minimum Target, no DCF Target Bonus will be awarded;
▪	Above the DCF Minimum Target and up to the DCF Maximum Target, between 75% and 100% of the DCF Target Bonus will be awarded, calculated on a sliding scale.
•	Contract Conversion (“Contract Conversion Target Bonus”) – weighted at 20% of total target bonus:
o

Achievement of annual target amount of contracts converted to achieve strategic goals and economics of scale, as established by the Board is required for any and all of the Contract Conversion Target Bonus to be awarded.

•	Volume Conversion (“Volume Conversion Target Bonus”) – weighted at 20% of total target bonus:
o	Achievement of the annualized target for the conversion of fuel volumes to branded volumes established by the Board is required for any and all of the Volume Conversion Target Bonus to be awarded.
•	Non-Core Divestiture (“Divestiture Target Bonus”) – weighted at 10% of total target bonus:
o	Achievement of an annualized amount of gross proceeds from the divestiture of non-core properties is required for the award of any and all of the Divestiture Target Bonus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Corporate Secretary

Dated: May 7, 2020